Exhibit 10.2

August 13, 2025

Viavi Solutions Inc.
1445 South Spectrum Blvd, Suite 102
Chandler, Arizona 85286
Attention: Kevin Siebert

Re:	Subscription for Viavi Solutions Inc. Senior Convertible Notes due 2031

Ladies and Gentlemen:

Viavi Solutions Inc., a Delaware corporation, (the “Company”), is offering a new series of its Senior Convertible Notes due 2031 (the “Notes”). The Notes will be convertible into cash up to the aggregate principal amount of any Notes issued, and cash, shares (“Underlying Shares”) of common stock of the Company, par value $0.001 per share (“Stock”), or a combination of cash and Underlying Shares, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of such converted Notes, in accordance with the terms of the Indenture (as defined below).

The undersigned (the “Investor”), for itself and, on behalf of the accounts (if any) listed on Exhibit A hereto, for whom the Investor has been duly authorized to enter into the Subscription (as defined below) (each, including the Investor if it is listed on Exhibit A, a “Subscriber”), may subscribe for and purchase from the Company Notes for cash (the “Subscription” or the “Notes Transactions”), pursuant and subject to the terms and conditions set forth in this agreement (the “Subscription Agreement” or this “Agreement”).

The Subscribers (including the Investor, as applicable) are referred to collectively as the “Purchasers,” and each Purchaser (other than the Investor) is referred to herein as an “Account.”

The Investor and each Account understands that the Notes Transactions are being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and that the Notes Transactions are only being made to investors who are institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act that are also “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act. The Notes Transactions are described in, and are being made pursuant to, the draft Indenture relating to the Notes (the “Indenture”) to be entered into as of the Closing Date (as defined below) between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”), as supplemented by the Pricing Term Sheet, dated as of the date hereof (the “Pricing Term Sheet” and, together with the Indenture, the “Transaction Documents”).

In connection with the issuance of the Notes, the Company expects to repurchase shares of its Stock from certain institutional investors (the “Share Repurchase”).

1.
The Subscription. Subject to the terms and conditions of this Subscription Agreement, the Investor and/or any Account hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor and/or any such Account, Notes having an aggregate principal amount as set forth in column 2 of Exhibit A hereto, for an aggregate purchase price in cash in respect of such Notes as set forth in column 3 of Exhibit A (such aggregate cash purchase price, the “Cash Purchase Price”). For the avoidance of doubt, such Cash Purchase Price shall not be adjusted for accrued interest if the Closing (as defined below) occurs after August 20, 2025.

2.
The Closing. The closing of the Notes Transactions (the “Closing”) shall take place electronically at 10:00 a.m., New York City time, on August 20, 2025, or, subject to the immediately succeeding sentence, at such other time and place as the Company may designate by notice to the Investor (the “Closing Date”).

3.	Closing Mechanics.

a.	The Depository Trust Company (“DTC”) will act as securities depositary for the Notes.

b.
At or prior to the times set forth in the Subscription Procedures set forth in Exhibit B hereto (the “Subscription Procedures”), the Investor, on behalf of itself and/or any other Account, shall transfer the Cash Purchase Price by wire in immediately available funds to the account of the Company designated in the Subscription Procedures; and

c.
On the Closing Date, subject to satisfaction of the conditions precedent specified in Section 6 hereof, and the prior receipt by the Company of the Cash Purchase Price from the Investor on behalf of each Subscriber:

(i)	the Company shall execute and deliver the Indenture, dated as of the Closing Date, between the Company and the Trustee; and

(ii)	the Company shall execute, cause the Trustee to authenticate and cause to be delivered to the DTC account(s) specified by the Investor or the relevant Account in Exhibit C hereto, the Notes.

All questions as to the form of all documents and the validity of the Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

4.	Representations and Warranties of the Company. The Company represents and warrants to the Investor (and each Account, as applicable) that:

a.	Organization. The Company is duly organized and is validly existing under the laws of the State of Delaware.

b.	Due Authorization. This Subscription Agreement has been duly authorized, executed and delivered by the Company.

c.
Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Investors in accordance with the terms of the Subscription, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”). The maximum number of Underlying Shares initially issuable upon conversion of the Notes (assuming settlement solely in shares of Stock and taking into account the maximum make-whole adjustment under the Indenture) have been duly and validly authorized and reserved for by the Company and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of any Underlying Shares will not be subject to any preemptive, participation, rights of first refusal or similar rights. At or prior to the Closing, a notice for the listing of additional shares covering the Underlying Shares shall have been submitted to the Nasdaq Global Select Market.

d.
Indenture. The Company has all requisite corporate power and authority to perform its obligations under the Indenture. The Indenture has been duly authorized by the Company, and will have been duly executed and delivered by the Company on or prior to the Closing. Assuming due authorization, execution and delivery by the Trustee thereto, the Indenture, upon execution and delivery thereof by the Company, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

e.
Exemption from Registration. Assuming the accuracy of the representations and warranties of the Investor and each other investor executing an Exchange/Subscription Agreement or a Subscription Agreement, (1) the issuance of the Notes in connection with the Subscription pursuant to this Subscription Agreement is exempt from the registration requirements of the Securities Act; and (2) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

f.
New Class. The Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

g.
No Conflicts. The issue of the Notes pursuant to the Subscription Agreements, the execution, delivery and performance, as applicable, by the Company of its obligations under the Notes, the Indenture, and each Subscription Agreement, and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational document of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the properties or assets of the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole or a material adverse effect on the performance by the Company of its obligations under any Subscription Agreement, the Indenture or the Notes or the consummation of any of the transactions contemplated hereby or thereby.

h.	[Reserved]

i.	Share Repurchase. The Share Repurchase has been duly authorized by the Company.

j.
Solvency. On each of the date hereof and immediately after giving effect to the Notes Transactions on the Closing Date, (A) the present fair market value (or present fair saleable value) of the total assets of Company is not less than the total amount required to pay the probable total liabilities (including contingent liabilities) of the Company as they mature and become absolute, (B) the capital of the Company is adequate to conduct its business and to enter into the Notes Transactions, (C) the Company has the ability to pay its debts and obligations as such debts mature, and (D) the Company is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code)).

k.	Terms of the Notes Transactions. The Company acknowledges that the terms of the Notes Transactions have been mutually negotiated between the parties.

5.	Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Company, on behalf of itself and each Account, as applicable, that:

a.
The Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

b.
The Investor has full power and authority to enter into this Subscription Agreement and to perform all obligations required to be performed by the Investor hereunder.  If the Investor is executing this Subscription Agreement on behalf of an Account, (i) the Investor has all requisite authority to enter into this Subscription Agreement on behalf of, and bind, each Account to the terms of this Agreement, and (ii) Exhibit A hereto is a true, correct and complete list of the name of each Subscriber and the aggregate principal amount of Notes each such Subscriber agrees to purchase hereunder.

c.
Participation in the Notes Transactions will not contravene (1) any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor (or, if applicable, any Account) and (2) the charter or bylaws (or equivalent organizational documents) of the Investor (or, if applicable, any Account).

d.
The Investor (or applicable Account) is a resident of the jurisdiction set forth in Exhibit C and, unless otherwise set out in Exhibit A hereto, is not acquiring the Notes as a nominee or agent or otherwise for any other person.

e.
The Investor and each Account will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or such Account purchases Notes pursuant to the Subscription and will obtain any consent, approval or permission required for such purchases under the laws and regulations of any jurisdiction to which the Investor or such Account is subject or in which the Investor or such Account makes such purchases, and the Company shall not have any responsibility therefor.

f.
The Investor and each Account has received a copy of the Transaction Documents. The Investor acknowledges that: (1) no person has been authorized to give any information or to make any representation concerning the Notes Transactions or the Company or any of its subsidiaries, other than as contained in this Agreement or the Transaction Documents or in the information given by the Company’s duly authorized officers and employees in connection with the Investor’s examination of the Company and its subsidiaries and the terms of the Notes Transactions; and (2) the Company and its subsidiaries do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that may have been provided to the Investor. The Investor hereby acknowledges that J. Wood Capital Advisors LLC (the “Placement Agent”) does not take any responsibility for, and can provide no assurance as to the reliability of, the information set forth in the Transaction Documents or any such other information provided or deemed provided to the Investor by the Company.

g.
The Investor and each Account understands and accepts that acquiring the Notes in the Notes Transactions involves risks. The Investor and each Account has such knowledge, skill and experience in business, financial and investment matters that the Investor and each Account is capable of evaluating the merits and risks of the Notes Transactions and an investment in the Notes. With the assistance of its own professional advisors (to the extent the Investor and each Account has deemed appropriate), the Investor and each Account has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Notes and the consequences of the Notes Transactions and this Agreement. The Investor and each Account has considered the suitability of the Notes as an investment in light of its own circumstances and financial condition, and the Investor is and each Account able to bear the risks associated with an investment in the Notes.

h.
The Investor confirms that neither it nor any Account is relying on any communication (written or oral) of the Company or the Placement Agent or any of their respective agents or affiliates as investment advice or as a recommendation to participate in the Notes Transactions and receive the Notes pursuant to the terms hereof. It is understood that information provided in the Transaction Documents, or by the Company or the Placement Agent or any of their respective agents or affiliates, shall not be considered investment advice or a recommendation with respect to the Notes Transactions, and that none of the Company, the Placement Agent or any of their respective agents or affiliates is acting or has acted as an advisor to the Investor or any Account in deciding whether to participate in the Notes Transactions.

i.
The Investor confirms, for itself and for each Account, that neither the Company nor the Placement Agent has (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Notes; or (2) made any representation to the Investor regarding the legality of an investment in the Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Notes Transactions, neither the Investor nor any Account is relying on the advice or recommendations of the Company or the Placement Agent, and the Investor and each Account has made its own independent decision that the investment in the Notes is suitable and appropriate for the Investor or such Account.

j.
The Investor and each Account is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the Notes. The Investor and each Account is familiar with the business and financial condition and operations of the Company and its subsidiaries and has conducted its own investigation of the Company and its subsidiaries and the Notes and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Investor and each Account has had access to the Company filings with the Securities and Exchange Commission and such other information concerning the Company and its subsidiaries and the Notes as it deems necessary to enable it to make an informed investment decision concerning the Notes Transactions. The Investor and each Account has been offered the opportunity to ask questions of the Company and its representatives and has received answers thereto as the Investor or such Account deems necessary to enable it to make an informed investment decision concerning the Notes Transactions and the Notes.

k.
The Investor and each Account understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Notes or made any finding or determination concerning the fairness or advisability of such investment.

l.
The Investor and each Account is an institutional “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act as well as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor, for itself and on behalf of each Account, agrees to furnish any additional information reasonably requested by the Company or any of their affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Notes Transactions.

m.
The Investor and each Account is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

n.
The Investor and each Account is acquiring the Notes solely for the Investor’s or such Account’s own beneficial account, or for an account with respect to which the Investor or such Account exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Notes. The Investor and each Account understands that the offer and sale of the Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor or each Account and the accuracy of the other representations made by the Investor and each Account in this Agreement.

o.
The Investor and each Account understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Investor’s and such Account’s participation in the Notes Transactions meets the requirements for the exemptions referenced in clause (n) above. In addition, the Investor and each Account acknowledges and agrees that any hedging transactions engaged in by the Investor or such Account after the confidential information (as described in the confirmatory email received by the Investor from the Placement Agent) was made available to the Investor and prior to the Closing in connection with the issuance and sale of the Notes have been and will be conducted in compliance with the Securities Act and the rules and regulations promulgated thereunder.

p.
The Investor and each Account acknowledges that neither the Notes nor the Underlying Shares have been registered under the Securities Act. As a result, the Notes, and if converted to Underlying Shares, the Underlying Shares, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as described in the Indenture (including, but not limited to, Section 2.10 thereof), and the Investor, for itself and on behalf of each Account, hereby agrees that neither it nor any Account will sell the Notes nor the Underlying Shares other than in compliance with such transfer restrictions. Further, the Investor and each Account acknowledges that the Notes will be issued pursuant to a restricted CUSIP number and that the Notes and, if converted to Underlying Shares, the Underlying Shares, will bear the restrictive legends set forth in the Indenture.

q.
The Investor and each Account acknowledges that the terms of the Notes Transactions have been mutually negotiated between the Investor (for itself and on behalf of each Account), and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Notes Transactions on behalf of itself and each Account.

r.	The Investor and each Account acknowledges the Company intends to pay an advisory fee to the Placement Agent.

s.
The Investor will, for itself and on behalf of each Account, upon request, execute and deliver any additional documents, information or certifications reasonably requested by the Company or the Trustee to complete the Notes Transactions.

t.
The Investor and each Account understands that, unless the Investor notifies the Company in writing to the contrary before the Closing, each of the Investor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

u.	No Subscriber’s participation in the Notes Transactions was conditioned upon a minimum aggregate principal amount of Notes issued for cash in the Subscription.

v.
The Investor acknowledges that it and each Account had a sufficient amount of time to consider whether to participate in the Notes Transactions and that neither the Company nor the Placement Agent has placed any pressure on the Investor or any Account to respond to the opportunity to participate in the Notes Transactions. The Investor acknowledges that neither it nor any Account became aware of the Notes Transactions through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

w.
The operations of the Investor and each Account have been conducted in material compliance with the rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) applicable to the Investor. The Investor has performed due diligence necessary to reasonably determine that its (or, where applicable, any Account’s) beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), or otherwise the subject of Sanctions.

6.
Conditions to Obligations of the Investor and the Company. The obligations of the Investor to deliver, or to cause the Accounts to deliver, the Cash Purchase Price and of the Company to deliver the Notes are subject to the satisfaction at or prior to the Closing of the condition precedent that the representations and warranties of the Company on the one hand, and of the Investor on the other contained in Sections 4 and 5, respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing.

7.
Covenant and Acknowledgment of the Company. The Company hereby agrees to publicly disclose at or before 9:00 a.m., New York City time (the “Release Time”), on the first business day after the date hereof, the Notes Transactions as contemplated by this Subscription Agreement in a press release. The Company hereby acknowledges and agrees that as of the Release Time the Company will disclose all confidential information to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to the Notes Transactions or that was otherwise communicated by the Company to the Investor or any Account in connection with the Notes Transactions. For the avoidance of doubt, the Company may be aware of material non-public information regarding the Company at the time of Closing that has not been communicated to the Investor or any Account. The Company will, on the first business day following the Closing, file a Current Report on Form 8-K publicly disclosing the closing of the Notes Transactions as contemplated by this Subscription Agreement.

8.
Covenant of the Investor. No later than one (1) business day after the date hereof, the Investor agrees to deliver settlement instructions for each Purchaser to the Company substantially in the form of Exhibit C hereto.

9.
Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

10.
Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Investor without the prior written consent of the other party.

11.
Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR (FOR ITSELF AND, IF APPLICABLE, ON BEHALF OF EACH ACCOUNT) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

12.
Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

13.
Submission to Jurisdiction. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

14.
Venue. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 13. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

15.
Service of Process. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably consents to service of process in the manner provided for notices in Section 18. Nothing in this Subscription Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

16.
Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

17.
Counterparts. This Agreement may be executed, either manually or by way of a digital signature provided by DocuSign (or similar digital signature provider), by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Subscription Agreement (whether executed manually or by way of a digital signature as described herein this Section 17) by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

18.
Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses, or, in the case of the Investor or any Account, the address provided in Exhibit C (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Viavi Solutions Inc. 20250 Century Boulevard Germantown, Maryland 20874 Attention: Kevin Siebert E-mail: Kevin.Siebert@viavisolutions.com

In each case, with a copy to (which shall not constitute notice):	Gibson, Dunn & Crutcher LLP 310 University Avenue Palo Alto, California 94301 Attention: Ed Batts E-mail: EBatts@gibsondunn.com

19.
Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

20.
Notification of Changes. The Investor (for itself and, if applicable, on behalf of each Account) hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor (and/or such Account) contained in this Agreement to be false or incorrect in any material respect.

21.
Reliance by Placement Agent. The Placement Agent may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof (including, without limitation, in any officer’s certificate delivered pursuant to the terms hereof) with the same force and effect as if such representation or warranty were made directly to the Placement Agent. The Placement Agent shall be a third party beneficiary to this Subscription Agreement to the extent provided in this Section 21.

22.
Severability. If any term or provision (in whole or in part) of this Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor (for itself and, if applicable, on behalf of each Account) has executed this Subscription Agreement as of the date first written above.

Legal Name of Executing Investor:

By
Name:
Title:
Legal Name:

[Signature Page to Subscription Agreement]

ACCEPTED AND AGREED:

Viavi Solutions Inc.

By
Name:
Title:

[Signature Page to Subscription Agreement]

EXHIBIT A: SUBSCRIPTION

Participating Accounts, Allocation of Aggregate Principal Amount of Notes and Cash Purchase Price:

Name of Subscriber	Aggregate Principal Amount of Notes	Cash Purchase Price
	$	$

Total:	$	$

EXHIBIT B TO THE SUBSCRIPTION AGREEMENT

NOTICE OF SUBSCRIPTION PROCEDURES

Attached are Subscription Procedures for the settlement of the subscription for Viavi Solutions Inc. (the “Company”) Senior Convertible Notes due 2031 (the “Notes”) pursuant to the Subscription Agreement, dated as of August 13, 2025, between you and the Company which is expected to occur on or about August 20, 2025. To ensure timely settlement, please follow the instructions for subscribing for Notes as set forth on the following page.

These instructions supersede any prior instructions you received. Your failure to comply with the attached instructions may delay your receipt of the Notes.

If you have any questions, please contact Edward Collins at (408) 691-8384.

Thank you.

To receive Notes

You must BOTH:

1.
Direct your eligible DTC participant through which you wish to hold a beneficial interest in the Notes to post and accept on August 20, 2025, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC from U.S. Bank Trust Company, National Association for the aggregate principal amount of Notes (CUSIP: 925550AJ4 / ISIN: US925550AJ43) set forth in column 2 of Exhibit A (“Notes”) of the Subscription Agreement.

It is important that this instruction be submitted and the DWAC posted on August 20, 2025, no later than 9:00 a.m., New York City time.

AND

2.
No later than 3.00 p.m., New York City time, on August 20, 2025, you must pay the Cash Purchase Price set forth in column 3 of Exhibit A1 (“Cash Purchase Price”) of the Subscription Agreement by wire transfer in immediately available funds to the following account of the Company:

ABA Routing Number: 026009593
Beneficiary Account Name: VIAVI SOLUTIONS INC.
SWIFT Code: BOFAUS3N
Beneficiary Account Number: 12336-34906

1 The Cash Purchase Price is the amount of cash that you must wire to the Company in connection with your purchase of Notes.

EXHIBIT C TO THE SUBSCRIPTION AGREEMENT

Purchaser Settlement Details

These settlement instructions are to be delivered to the Company for each Purchaser no later than one (1) business day after the date of the Subscription Agreement.

Name of Purchaser:

Purchaser Address:

SETTLEMENT

On August 20, 2025, after the Company receives your Cash Purchase Price and your delivery instructions as set forth above, and subject to the satisfaction of the conditions to closing as set forth in your Subscription Agreement, the Company will deliver your Notes in accordance with the delivery instructions set forth above.

Telephone:

Email Address:

Country of Residence:

Taxpayer Identification Number:

DTC Participant Information for Delivery of Notes
DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker: